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                                                                    EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ACORN PRODUCTS, INC.

                          ----------------------------

                  The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Acorn Products, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

                  (1) The name of the Corporation is Acorn Products, Inc.

                  (2) The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware under the Corporation's prior name of New Vision, Incorporated, was November 3, 1993.

                  (3) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation was adopted by the Corporation's Board of Directors and stockholders, the stockholders of the Corporation having approved the Amended and Restated Certificate of Incorporation by the written consent of the holders of a majority of the outstanding shares in accordance with Section 228 thereof, and written notice having been given in accordance with the requirements of such Section. The Amended and Restated Certificate of Incorporation restates and integrates the provisions of the Certificate of Incorporation of the Corporation.

                  (4) The Certificate of Incorporation of Acorn Products, Inc. is hereby amended and restated in its entirety as follows:

                  FIRST: The name of the Corporation (hereinafter called the "Corporation) is Acorn Products, Inc.

                  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the
Delaware General Corporation Law.
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                  FOURTH: The total number of shares which the corporation shall have authority to issue is Twenty Million One Thousand (20,001,000) consisting of:


                  (a) 20,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"); and

                  (b) 1,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of the Preferred Stock, and to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

                  FIFTH: The name and the mailing address of the incorporator is as follows:

                          NAME                                  MAILING ADDRESS
                          ----                                  ---------------
                     Sherry A. Craig        Corporation Service Company
                                            1013 Centre Road
                                            Wilmington, D.E.  19805

                  SIXTH: The Corporation is to have perpetual existence.

                  SEVENTH: For the management of the business and the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                           1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of the directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.

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                           2. After the original or other Bylaws of the
         Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

                  EIGHTH: To the full extent permitted by the Delaware General Corporation Law as the same may be amended or supplemented, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article EIGHTH by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article EIGHTH at the time of such repeal or modification.

                  NINTH: The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. If the Delaware General Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action providing for additional indemnification, then the Corporation shall provide for such indemnification to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article NINTH by the stockholders shall adversely affect any right of any person otherwise entitled to indemnification by virtue of this Article NINTH at the time of such repeal or modification.

                  TENTH: From time to time, subject to the provisions of any Certificate of Designation filed by the Board of Directors, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders

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of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

                  IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged this Amended and Restated Certificate of Incorporation on behalf of Acorn Products, Inc. this 15th day of April, 1997.



                                       /s/ Stephen M. Kasprisin
                                       ----------------------------------------
                                       Name:  Stephen M. Kasprisin
                                       Title: Chief Financial Officer

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